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Exhibit 99.2

STOCK REDEMPTION AGREEMENT

        STOCK REDEMPTION AGREEMENT (the "Agreement") dated November 25, 2002, by and between William M. Rychel, ("Rychel"), an individual and Centiv, Inc., a Delaware corporation ("CENTIV").

RECITALS

        1.    Rychel currently holds, among others, EIGHT HUNDRED AND SIX THOUSAND, NINE HUNDRED AND EIGHTY THREE (806,983) shares of Common Stock, $0.001 par value of CENTIV ("the Shares")

        2.    Rychel desires to sell to CENTIV, and CENTIV desires to purchase from Rychel, the Shares.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

ARTICLE I
Purchase and Sale of Shares

        Section 1.1. Purchase and Sale of Redeemed Shares. Subject to the terms and conditions of this Agreement, on such other date as agreed upon by CENTIV and Rychel (the "Closing Date"), Rychel shall sell to the CENTIV and the CENTIV shall purchase and redeem from Rychel the Shares.

        Section 1.2. Redemption Price. The redemption price for the Shares shall be, pursuant to the resolution of CENTIV's Board of Directors dated November 22, 2002, TWO DOLLARS AND SEVENTY-NINE CENTS ($2.79) per share which equals an aggregate amount (principal and interest) for the Shares of TWO MILLION, TWO HUNDRED AND FIFTY ONE THOUSAND, TWO HUNDRED AND THIRTY-ONE DOLLARS and FORTY CENTS, ($2,251,482.57) (the "Redemption Price"). The Redemption Price shall be paid pursuant to the terms set forth below.

          (a)  Upon delivery of any necessary stock power(s), in accordance with Section 1.4, CENTIV shall deliver the Redemption Price to Rychel. Payment of the Redemption Price by CENTIV to Rychel shall constitute full payment for the Shares and, effective upon such payment, Rychel hereby waives any and all claims that he may have against CENTIV incidental to his ownership of the Shares.

        Section 1.3. Closing. The closing of the sale (the "Closing") of the Shares shall take place at CENTIV's executive offices, on the Closing Date, or on such other date and place as the parties may agree.

        Section 1.4. Transfer of Shares. At the Closing, Rychel shall deliver or cause to be delivered to CENTIV, duly executed blank stock powers, to transfer the Shares free and clear of any liens, charges and encumbrances.

ARTICLE II.
Representations and Warranties

        Section 2.1. CENTIV's Representations and Warranties. As an inducement to Rychel to enter into this Agreement, CENTIV represents and warrants that the following are true and correct as of the date first written above, and CENTIV acknowledges that Rychel is relying on such representations and warranties in connection with the transactions contemplated by this Agreement.

          (a)  CENTIV is a duly organized, validly existing Delaware corporation and is in good standing and has filed all documents to maintain such status.

          (b)  CENTIV has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery of this Agreement by CENTIV and the consummation of the transactions contemplated by this Agreement have been duly approved by the Board of Directors of CENTIV. No other corporate proceedings on the part of CENTIV are necessary to authorize this Agreement, or the other agreements, instruments, certificates and documents to be delivered by CENTIV hereunder or the consummation of the transactions contemplated hereby or thereby.

          (c)  Subject to the receipt of consent from CENTIV's preferred stockholders, neither the execution and delivery of this Agreement or of any other agreements or instruments required by CENTIV under the terms hereof, nor the performance of or compliance by CENTIV with any of the respective terms and provisions of this Agreement or of such other agreements or instruments conflicts with, or will result in the breach of, the provisions, terms, or conditions of the Articles of Incorporation or Bylaws of CENTIV.

        Section 2.2. Rychel's Representations and Warranties. As an inducement to CENTIV to enter into this Agreement, Rychel hereby represents and warrants that the following are true and correct as of the date first written above, and acknowledges that CENTIV is relying on such representations and warranties in connection with the transactions contemplated by this Agreement.

          (a)  Rychel is the owner of the Shares free and clear of all liens, claims and encumbrances of any nature whatsoever other than CENTIV's security interest in the Shares. All requirements for transfer of the Shares imposed by law have been satisfied and Rychel has the right to sell and transfer the Shares.

          (b)  All actions by Rychel required to enter into and execute, deliver and perform this Agreement, and to consummate the transactions herein, have been taken. Rychel has full power, authority and legal right to enter into this Agreement and any other agreements required to be entered into by him under the terms hereof and to consummate the transactions and perform the obligations contemplated hereby and thereby. Upon execution and delivery of this Agreement and of any other agreements required of Rychel hereunder, each will constitute the legal, valid and binding obligation of Rychel, enforceable against him in accordance with its terms except as his obligations hereunder and thereunder may be limited by the availability of equitable remedies, by public policy or by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights.

          (c)  Neither the execution and delivery of this Agreement nor of any other agreements or instruments required of Rychel by the terms hereof, nor the performance of or compliance by Rychel with any of the respective terms and provisions of this Agreement or of such other agreements or instruments conflicts with or will conflict with, or will result in the breach of the provisions of, any of the terms, conditions or provisions of any mortgage, bond, debenture, note, indenture, loan or credit agreement, contract, lease, instrument or any other agreement or restriction to which Rychel is a party or by which he is bound, or constitutes a default thereunder or gives rise to any right of termination by any party or violates any judgment, order, injunction, decree or award of any court, administrative agency or governmental body by which Rychel is bound or subject, or contravenes any law, rule or regulation binding on him.

ARTICLE III.
Indemnification

        Section 3.1. Survival of Representations and Warranties. All representations, warranties and agreements made by either party in this Agreement, or in any certificate or other instrument delivered by or on behalf of either party hereto, shall survive the Closing for a period of one (1) year.

        Section 3.2. Indemnification. From and after the Closing, Rychel and CENTIV shall each indemnify and hold the other harmless from and against all losses, liabilities and expenses (including reasonable attorney's fees and other costs) that may be suffered or incurred by the other on account of the breach of or inaccuracy in any representation, warranty or covenant made by them herein.

ARTICLE IV.
Miscellaneous

        Section 4.1. Assignment. This Agreement shall not be assignable by any party except with the prior express written consent of the other party, which shall be in the sole discretion of the other party to grant or withhold. Consent to one assignment shall not be construed as consent to any subsequent assignment.

        Section 4.2. Benefit. All the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective heirs, successors and permitted assignees of, the parties hereto.

        Section 4.3. Entire Agreement. This Agreement and any documents furnished and instruments executed pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written or oral representations and agreement between the parties.

        Section 4.4. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if sent by Federal Express or any other comparable courier services, or if sent by certified mail, return receipt requested to the following:

        If to Rychel:

      William M. Rychel
      2665 Oak Street
      Highland Park, Illinois 60035

        If to CENTIV:

      Centiv Inc.
      Attention: Chief Financial Officer
      998 Forest Edge Drive
      Vernon Hills, Illinois 60061

        Section 4.5. Expenses. Each party hereto shall pay his or its own expenses incident to this Agreement and the consummation of the transaction herein described.

        Section 4.6. Further Assurances. At and after Closing, if any further reasonable action is necessary to carry out the purposes of this Agreement, each of the parties hereto shall take all such reasonable action without any further consideration.

        Section 4.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a written notice signed by the party or parties waiving such terms or conditions. The waiver of any term or condition shall not be construed as a waiver of any other term or condition of this Agreement.

        Section 4.8. Amendment. This Agreement may be amended, supplemented, or modified at any time, but only by a written instrument duly executed by Rychel and by CENTIV.

        Section 4.9. Best Efforts. Each party hereto covenants and agrees to use its best and most diligent efforts to cause all of its covenants and agreements and all conditions precedent to the other party's obligations to close hereunder to be performed, satisfied and fulfilled.

        Section 4.10. Construction. This Agreement is being delivered and is intended to be performed in the State of Illinois, and shall be construed and enforced in accordance with the laws of the State of Illinois.

        Section 4.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 4.12. Partial Invalidity. In the event that any term or provision of this Agreement is rendered invalid or unenforceable by any valid act of Congress or the state legislature, or by any regulation duly promulgated by officers of the United States or the State of Illinois acting in accordance with law, or declared null and void or unenforceable by any court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

RYCHEL:

/s/ WILLIAM M. RYCHEL William M. Rychel
Centiv, Inc.:
/s/ THOMAS M. MASON By: Thomas M. Mason Its: Chief Financial Officer

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  Exhibit 99.2